Exhibit 99.2


                                  PATHNET, INC.
                             1015 31st Street, N.W.
                             Washington, D.C. 20007


                                                                  August 5, 1998


To the Holders of Registrable Securities:

         Reference is made to the Warrant Registration Rights Agreement, dated as of April 8, 1998, by and among Pathnet, Inc., a Delaware corporation (the "Company"), Merrill Lynch & Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., TD Securities (USA) Inc. and Salomon Brothers Inc (collectively the "Initial Purchasers") and the other signatories thereto, as amended and supplemented to date (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

         On May 5, 1998, the Company notified Holders of Registrable Securities pursuant to Section 2.2(a) of the Agreement that it intended to file with the Securities and Exchange Commission a Registration Statement on Form S-1 in order to register under the Securities Act of 1933, as amended, a public offering (the "Offering") of shares of its common stock, par value $.01 per share (the "Common Stock"). Such Registration Statement has been filed with the Securities and Exchange Commission but has not yet been declared effective.

         Pursuant to Section 2.2 of the Agreement, notwithstanding the use by the Company of its reasonable efforts to cause the managing underwriter of the proposed Offering (a) to permit the Registrable Securities requested to be included in the Offering to be included in the Registration Statement on the same terms and conditions as the shares of Common Stock included therein, and
(b) to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof, the managing underwriter of the proposed Offering has informed the Company and, by the attached copy of its letter, hereby notifies you, that in its opinion the total number of Registrable Securities which the Company intends to include in the Offering is such that participation in the Offering by Holders of Registrable Securities would materially and adversely affect the success of the Offering, including the price at which the Common Stock could be sold. As a result of this determination, the Company has decided not to include any Registrable Securities, including those of Holders who responded to the Company's May 5, 1998 notice, in the Offering.

         If you have any questions, please feel free to forward written inquiries to the Secretary at the Company's address above.

                                              PATHNET, INC.


                                              By: /s/ Michael A. Lubin
                                              ------------------------
                                              Michael A. Lubin
                                              Vice President, General Counsel
                                              and Secretary

MORGAN STANLEY

                                                      MORGAN STANLEY & CO.
                                                      INCORPORATED
                                                      1585 BROADWAY
                                                      NEW YORK, NEW YORK 10036
                                                      (212) 761-4000


                                                                   July 22, 1998


To the Holders of Registrable Securities:

         Reference is made to the Warrant Registration Rights Agreement dated as of April 8, 1998 (the "Agreement"), among Pathnet, Inc., a Delaware corporation (the "Company"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., TD Securities (USA) Inc. and Salomon Brothers Inc (together with Merrill Lynch, the "Initial Purchasers") and the other signatories thereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

         We are acting as managing underwriter for the Company's proposed initial public offering (the "Offering") of common stock, par value $.01 per share (the "Common Stock"). We understand that, in accordance with the terms of the Agreement, you have delivered to the Company written notice of your interest in exercising your piggy-back registration rights under the Agreement in connection with the Offering.

         Pursuant to Section 2.2(b) of the Agreement, we hereby notify you that, in our opinion, the total number of Registrable Securities which the Company intends to include in the Offering is such that participation in the Offering by holders of the Registrable Securities would materially and adversely affect the success of the Offering, including the price at which the Common Stock could be sold. Pursuant to Section 2.2(b), the Company is required to include in such registration only the amount of securities which it is so advised should be included in such registration. As a result of our determination as set forth in this notice, it is our understanding that the Company does not intend to include any Registrable Securities in the Offering. Please note that this notice does not affect any other right you may have under the Agreement.

         Please contact Marc Montagner at (212) 761-4349 if you have any questions with respect to this notice.

MORGAN STANLEY

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED
                                        BEAR, STEARNS & CO. INC.
                                        LEHMAN BROTHERS INC.
                                        J.P. MORGAN SECURITIES INC.

                                        By: MORGAN STANLEY & CO. INCORPORATED


                                        By: /s/ M. Montagner
                                        --------------------
                                        Name:  M. Montagner
                                        Title: Principal

cc: David Schaeffer (Pathnet, Inc.)